    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997

                                                         REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                          CONSOLIDATED STAINLESS, INC.

          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                           59-1669166

-------------------------------                         ----------------------
(STATE OR OTHER JURISDICTION OF                             (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                             1601 EAST AMELIA STREET
                             ORLANDO, FLORIDA 32803

          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          CONSOLIDATED STAINLESS, INC.
                             1993 STOCK OPTION PLAN

                  ---------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                                 RONALD J. ADAMS
                                    PRESIDENT

                          CONSOLIDATED STAINLESS, INC.
                             1601 EAST AMELIA STREET
                             ORLANDO, FLORIDA 32803

               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (407) 896-4000

               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             Peter W. Rothberg, Esq.
                            Greenberg Traurig Hoffman
                             Lipoff Rosen & Quentel
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 801-9200


                                                   CALCULATION OF REGISTRATION FEE


    --------------------------------------- ------------------------ ----------------------- ------------------------ -------------
             TITLE OF SECURITIES                 AMOUNT TO BE           PROPOSED MAXIMUM            PROPOSED             AMOUNT OF
               TO BE REGISTERED                   REGISTERED             OFFERING PRICE         MAXIMUM AGGREGATE      REGISTRATION
                                                                           PER SHARE             OFFERING PRICE             FEE
    --------------------------------------- ------------------------ ----------------------- ------------------------ -------------
    COMMON STOCK,
      $.01 PAR VALUE......................   300,000 SHARES (1)(2)         $2.813 (3)              $843,900.00            $256.00

    COMMON STOCK,
      $.01 PAR VALUE.....................     50,000 SHARES (4)            $2.250 (4)              $112,500.00             $34.00
                                                                                                                           ------
    TOTAL REGISTRATION FEE...............                                                                                 $290.00
                                                                                                                          =======

    ======================================= ======================== ======================= ======================== =============

  (1)The total number of shares of common stock, $.01 par value (the "Common Stock"), issuable under the Registrant's Stock Option Plan (the "Plan") is 1,100,000 shares. Two-hundred thousand (200,000) shares of Common Stock were previously registered pursuant to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 9, 1994 (Registration No. 33-87246). As a result of a stock split of 3 shares-for-2 shares of the Registrant's Common Stock, the number of shares issuable upon exercise of options granted under the Plan was increased to 300,000 shares. Subsequently, an additional 500,000 shares underlying the Plan were registered pursuant to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 11, 1995 (Registration No. 33-80255). This Registration Statement on Form S-8 is filed with respect to the remaining 300,000 shares available for issuance under options which may be granted under the Plan, as increased.

  (2)Pursuant to Rule 416(a), the number of shares of Common Stock being registered should be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Plan.

  (3)Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the reported high and low sales prices for the Common Stock as reported on the Nasdaq National Market for September 29, 1997.

  (4)Represents shares issuable to Burton R. Chasnov upon the exercise of options to acquire 50,000 shares of Common Stock, at $2.25 per share, granted under the terms of an Employment Agreement, dated as of April 15, 1996, effective as of July 1, 1996, by and between Consolidated Stainless, Inc. and Mr. Chasnov. These options were repriced by the Registrant on June 26, 1997 to reflect an exercise price of $2.25 per share, reflecting the market price of the Common Stock on that date.

                                      (ii)

                                     PART I

                                PLAN INFORMATION

     Pursuant to an amendment to the 1993 Stock Option Plan (the "Plan") of Consolidated Stainless, Inc. (the "Company") approved by the Company's stockholders on September 25, 1997 (the "Amendment"), the Company may now offer up to 1,100,000 shares of its common stock, $.01 par value (the "Common Stock"), for sale upon the exercise of options granted under the Plan ("Plan Options"). Such Amendment increased by 300,000 shares the number of shares available for option grants under the Plan. This Registration Statement on Form S-8 registers such additional 300,000 shares, which are in addition to the 800,000 shares of Common Stock under the Plan whose distribution has been previously registered on prior Registration Statements on Form S-8. After giving effect to the Amendment and the effectiveness of this Registration Statement, the total number of shares registered for distribution under the Plan on Form S-8 Registration Statements will be 1,100,000.

         In addition, the Company has granted Burton R. Chasnov ("Chasnov"), as full compensation for earlier consulting services, options to purchase an aggregate of fifty thousand (50,000) shares of the Common Stock at an exercise price of $2.25 per share pursuant to an Employment Agreement, dated as of April 15, 1996, effective as of July 1, 1996 (the "Employment Agreement"). Such options were repriced by the Company on June 26, 1997 to an exercise price of $2.25, reflecting the market price of the Common Stock on that date.

         The documents containing the information specified in Part I herein will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Copies of all documents incorporated by reference in Item 3 of Part II of this Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428(b), will be provided without charge to each person, including any beneficial owner, upon the written or oral request of such person made to Consolidated Stainless, Inc., 1601 East Amelia Street, Orlando, Florida 32803, ATTENTION: Stockholder Relations Department, telephone: (407) 896-4000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and their contents filed by Consolidated Stainless, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Registration Statement:

         (a)      the Registrant's Annual Report on Form 10-K filed pursuant to
                  Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended December 31, 1996;

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

         (c)      a description of the Registrant's Common Stock, contained in
                  Item 1 of the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on October 22, 1993, including any amendment or report filed for the purpose of updating such description.

         In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered hereunder have been sold or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Stephen A. Weiss, a member of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, general counsel to the Company and the firm providing an opinion as to the legality of the securities offered to participants in the Plan, is a director of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has included in its Certificate of Incorporation and/or Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (provided that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware Law, or for any transaction from which the director derived an improper personal benefit), and (ii) indemnify its directors and officers to the fullest extent permitted by the Delaware law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

ITEM 8.  EXHIBITS

            4.1 Consolidated Stainless, Inc.'s 1993 Stock Option Plan, as amended(1).

            4.2     Amendment No. 1 to 1993 Stock Option Plan, dated July 28,
                    1995(2).

            4.3 Amendment No. 2 to 1993 Stock Option Plan, dated September 25, 1997(3).

            4.4 Employment Agreement, dated as of April 15, 1996, by and between the Company and Burton R. Chasnov (effective as of July 1, 1996).

            5       Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel.

           23.1     Consent of BDO Seidman, L.L.P.

           23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel (contained in its opinion filed as Exhibit 5 hereto).

           24       Power of Attorney (included in the signature pages hereof).

----------------------

(1) Incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2, filed on July 22, 1993.

(2) Incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, filed on December 11, 1995.

(3) Incorporated herein by reference to the Registrant's Proxy Statement filed pursuant to Section 14(a) of the Exchange Act on August 15, 1997.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on September 30, 1997.

                                                 CONSOLIDATED STAINLESS, INC.


                                                 By: /s/ Ronald J. Adams
                                                     -----------------------
                                                      Ronald J. Adams
                                                      President and Chief
                                                       Operating Officer

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints RONALD J. ADAMS his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 SIGNATURE                                      TITLE                                DATE
/S/HARVEY B. ADAMS                           Chairman of the Board and Chief Executive         September 30, 1997
----------------------------------------                      Officer
Harvey B. Adams


/S/RONALD J. ADAMS                                  President, Chief Operating                 September 30, 1997
----------------------------------------               Officer and Director
Ronald J. Adams                                    (principal executive officer)

/S/BURTON R. CHASNOV                            Executive Vice President and Chief             September 30, 1997
----------------------------------------      Financial Officer (principal financial
Burton R. Chasnov                                      and accounting officer)

/S/STEPHEN A. WEISS                               Vice President - Administration              September 30, 1997
----------------------------------------                   and Director
Stephen A. Weiss


/S/DAVID M. BARNES                                           Director                          September 30, 1997
----------------------------------------
David M. Barnes

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION

  4.1 Consolidated Stainless, Inc.'s 1993 Stock Option Plan, as amended(1).

  4.2        Amendment No. 1 to 1993 Stock Option Plan, dated July 28, 1995(2).

  4.3        Amendment No. 2 to 1993 Stock Option Plan, dated
             September 25, 1997(3).

  4.4 Employment Agreement, dated as of April 15, 1996, by and between the Company and Burton R. Chasnov (effective as of July 1, 1996).

  5          Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel

 23.1        Consent of BDO Seidman, L.L.P.

 23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel (contained in its opinion filed as Exhibit 5 hereto).

 24          Power of Attorney (included in the signature pages hereof).


----------------------

(1) Incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 filed on July 22, 1993.

(2) Incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, filed on December 11, 1995.

(3) Incorporated herein by reference to the Registrant's Proxy Statement filed pursuant to Section 14(a) of the Exchange Act on August 15, 1997.